UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

British American Tobacco p.l.c.

(Exact name of registrant as specified in its charter)

England and Wales	98-0207762
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Globe House

4 Temple Place

London WC2R 2PG

United Kingdom

(Address of principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.750% Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-265958

Securities to be registered pursuant to Section 12(g) of the Act:

None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Registrant’s Principal Executive Offices

B.A.T Capital Corporation	Delaware	61-0986865	103 Foulk Road Suite 120 Wilmington, Delaware 19803 U.S.A.

B.A.T. International Finance p.l.c.	England and Wales	98-0402606	Globe House 4 Temple Place London WC2R 2PG United Kingdom

B.A.T. Netherlands Finance B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands

Reynolds American Inc.	North Carolina	20-0546644	401 North Main Street Winston-Salem, North Carolina 27101 U.S.A.

*	B.A.T Capital Corporation is the issuer of the 7.750% Notes due 2032 (the “Notes”) being registered hereunder. The other listed registrants are guarantors of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The registrant has filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated October 17, 2022 (the “Prospectus Supplement”) to a prospectus dated July 1, 2022 (the “Prospectus”), relating to the securities to be registered hereunder included in the registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-265958), which became automatically effective on July 1, 2022.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in (i) the sections captioned “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures”, “Certain Tax Considerations” (other than the information contained under the heading titled “Additional Tax Consequences to U.S. Holders of Newly Issued BATCAP Debt Securities Issued Under the 2017 Indenture”) and “Certain ERISA Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-265958) filed with the Commission on July 1, 2022, and (ii) the sections captioned “Description of the Notes and the Guarantees” and “Book-Entry, Delivery and Form of Securities” in the registrant’s Prospectus Supplement are each incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Indenture, dated as of September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2	Supplemental Indenture No. 15, dated as of October 19, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on October 19, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRITISH AMERICAN TOBACCO P.L.C.

Date: October 19, 2022	By:	/s/ T. Marroco
Name: T. Marroco
Title: Finance and Transformation Director

B.A.T CAPITAL CORPORATION

Date: October 19, 2022	By:	/s/ T. Derr
Name: T. Derr
Title: Secretary

B.A.T. INTERNATIONAL FINANCE P.L.C.

Date: October 19, 2022	By:	/s/ N. Wadey
Name: N. Wadey
Title: Director

B.A.T. NETHERLANDS FINANCE B.V.

Date: October 19, 2022	By:	/s/ JEP Bollen
Name: JEP Bollen
Title: Director

Date: October 19, 2022	By:	/s/ HMJ Lina
Name: HMJ Lina
Title: Director

REYNOLDS AMERICAN INC.

Date: October 19, 2022	By:	/s/ Anthony B. Petitt
Name: Anthony B. Petitt
Title: Treasurer

EXHIBIT INDEX

4.1

Indenture, dated as of September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on September 6, 2019).

4.2

Supplemental Indenture No. 15, dated as of October 19, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Form 6-K filed by British American Tobacco p.l.c. on October 19, 2022).